UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
September 24, 2010

SCOLR Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

19204 North Creek Parkway, Suite 100
Bothell, WA 98011
(Address of principal executive offices)

(425) 368-1050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2010, the Board of Directors of SCOLR Pharma, Inc. (the “Company”) appointed Carl Johnson as Chairman of the Board. Mr. Johnson will receive an annual fee of $30,000, prorated so that he will receive $22,500 in the period from October 1, 2010, through June 30, 2011. Additionally, the Board of Directors approved the grant to Mr. Johnson of a stock option exercisable for 250,000 of the Company’s common stock under the Company’s 2004 Equity Incentive Plan. The option will vest in equal installments over 12 months, has a term of 10 years, and will be exercisable until the earlier of ten years from the date of grant and two years after Mr. Johnson is no longer serving as a member of the Company’s Board of Directors.

Item 9.01.                      Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	SCOLR Pharma, Inc. - Press Release Dated September 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.

Dated: September 29, 2010	By:	/s/ Richard M. Levy
Chief Financial Officer